Exhibit 12

                       UNITED STATES CELLULAR CORPORATION
                       RATIO OF EARNINGS TO FIXED CHARGES



                                                                  Three Months
                                                                      Ended
                                                                  March 31, 1999
                                                                 ---------------
                                                          (Dollars in thousands)
EARNINGS
   Income from Continuing Operations before
     income taxes                                                      $ 48,817
      Add (Deduct):
        Minority Share of Cellular Losses                                   (18)
        Earnings on Equity Method                                        (6,618)
        Distributions from Minority Subsidiaries                          5,775
                                                                       --------
                                                                       $ 47,956

      Add fixed charges:
        Consolidated interest expense                                     9,012
        Amortization of debt expense and discount on indebtedness           204
        Interest Portion (1/3) of Consolidated Rent Expense               2,019
                                                                       --------
                                                                       $ 59,191
                                                                       ========

FIXED CHARGES
      Consolidated interest expense                                    $  9,012
      Amortization of debt expense and discount on indebtedness             204
      Interest Portion (1/3) of Consolidated Rent Expense                 2,019
                                                                       --------
                                                                       $ 11,235
                                                                       ========

RATIO OF EARNINGS TO FIXED CHARGES                                         5.27
                                                                       ========

   Tax-Effected Preferred Dividends                                    $     61
   Fixed Charges                                                         11,235
                                                                       --------
      Fixed Charges and Preferred Dividends                            $ 11,296
                                                                       ========

RATIO OF EARNINGS TO FIXED CHARGES
   AND PREFERRED DIVIDENDS                                                 5.25
                                                                       ========